                                                                                Exhibit 99.2

INDEPENDENT ACCOUNTANTS'REPORT

To the Board of Directors
Navistar Financial Retail Receivables Corporation

We have examined management's assertion that Navistar Financial Corporation (the "Company")
complied with its established minimum servicing standards identified and included in the accompanying Management's Assertion Concerning Compliance as of and for the year ended October
31, 2002, dated October 20, 2003 for the servicing of the receivables at Navistar Financial
1998-A Owner Trust, Navistar Financial 1999-A Owner Trust, Navistar Financial 2000-A Owner
Trust, Navistar Financial 2000-B Owner Trust, Navistar Financial 2001-A Owner Trust, Navistar
Financial 2001-B Owner Trust, and Navistar Financial 2002-A Owner Trust.  The Company's
management is responsible for compliance with those minimum servicing standards.  Our responsibility is to express an opinion on management's assertion based on our examination.

Our examination was conducted in accordance with attestation standards established by the
American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with its minimum servicing standards and performing such other procedures as we considered necessary in the circumstances.  We believe that our examination provides a reasonable basis for our opinion.  Our examination does not provide a legal determination on the Company's compliance with its minimum servicing standards.

In our opinion, management's assertion that the Company complied with the aforementioned minimum servicing standards as of and for the year ended October 31, 2002, is fairly stated, in all material respects.

/s/ DELOITTE & TOUCHE LLP
    Deloitte & Touche LLP
    Chicago, IL
    October 20, 2003